UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  March 21, 2011

Champion Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

West Virginia

(State or Other Jurisdiction of Incorporation)

0-21084                                                      55-0717455

             (Commission File No.)                      (IRS Employer Identification No.)

             2450 First Avenue
             P. O. Box 2968
            Huntington, West Virginia                                                                                                                 25728

            (Address of Principal Executive Offices)                                                                                       (Zip Code)

(304) 528-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
0	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
0	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
0	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
0	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

At the annual meeting of shareholders of Champion Industries, Inc. (the “Company”) held March 21, 2011, the following matters were voted upon:

a) Fixing the number of directors at seven (7) and election of the following nominees as directors, with votes "for" and "withheld", as well as broker non-votes, as follows:

Director	Votes “For”	Votes “Withheld”	Broker Nonvotes
Louis J. Akers	7,491,723	57,530	-0-
Philip E. Cline	7,503,634	45,619	-0-
Harley F. Mooney, Jr.	7,503,546	45,707	-0-
A. Michael Perry	7,503,634	45,619	-0-
Marshall T. Reynolds	7,408,459	140,794	-0-
Neal W. Scaggs	7,454,968	94,285	-0-
Glenn W. Wilcox, Sr.	7,489,223	60,030	-0-

b) To approve, in an advisory (non-binding) vote, the Company’s executive compensation disclosed in the proxy statement for the annual meeting.

Votes “For”	Votes “Against”	Abstentions	Broker Non-Votes
7,293,412	215,057	38,563	-0-

c) To approve, in an advisory (non-binding) vote, a proposal to determine whether the shareholder vote to approve executive compensation should occur every

	1 Year	2 Years	3 Years

Votes “For”:	7,034,647	64,814	394,358

Abstentions	53,213
Broker Non-Votes:	-0-

     At a meeting of the Board of Directors of the Company held immediately after the annual shareholder meeting, the Company decided, in light of the vote on the frequency of shareholder votes on executive compensation, that until the next required vote on the frequency of shareholder votes on compensation of executives, an advisory shareholder vote on executive compensation shall occur every year.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPION INDUSTRIES, INC. (Registrant)
Date: March 21, 2011
/s/ Todd R. Fry Todd R. Fry, Senior Vice President and Chief Financial Officer

3